ETF Opportunities Trust 485BPOS

Exhibit 99(i)(4)

JOHN H. LIVELY, Managing Partner
john.lively@practus.com
11300 Tomahawk Creek Pkwy., Suite 310
Leawood, KS 66211
(913) 660-0778

July 25, 2025

ETF Opportunities Trust
8730 Stony Point Parkway, Suite 205
Richmond, VA 23235

Ladies and Gentlemen:

We hereby consent to the use of our name and to the reference to our firm under the caption “Fund Service Providers” in the Prospectus and under the caption “Legal Counsel” in the Statement of Additional Information for the Formidable ETF, Formidable Dividend and Income ETF and the Formidable Fortress ETF, which are included in Post-Effective Amendment No. 324 to the Trust’s Registration Statement under the Securities Act of 1933, as amended (No. 333-234544), and Amendment No. 326 to the Trust’s Registration Statement under the Investment Company Act of 1940, as amended (No. 811-23439), on Form N-1A.

If you have any questions concerning the foregoing, please contact the undersigned at (913) 660-0778 or John.Lively@practus.com.

Regards,

/s/ John H. Lively
On behalf of Practus, LLP